UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2006

FIRST OAK BROOK BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

_____________________________

Delaware (State or other jurisdiction of Incorporation)	0-14468 (Commission File Number)	36-3220778 (I.R.S. Employer Identification No.)
1400 Sixteenth Street Oak Brook, Illinois (Address of principal executive offices)		60523 (Zip Code)

Registrant’s telephone number, including area code: (630) 571-1050

Not Applicable
(Former name or former address, if changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On May 1, 2006, First Oak Brook Bancshares, Inc. (“First Oak Brook”) entered into an Agreement and Plan of Merger with MB Financial, Inc. (“MB Financial”) and its wholly-owned subsidiary, MBFI Acquisition Corp., whereby MB Financial has agreed to acquire First Oak Brook in a stock and cash transaction valued at approximately $372 million, exclusive of stock options. In a joint press release, First Oak Brook and MB Financial indicated that their respective boards of directors had voted unanimously to approve a definitive agreement to provide for the transaction.

Based on MB Financial’s average closing price for the five-day period ended April 28th, the transaction is valued at $36.80 per First Oak Brook share, for a total transaction value of approximately $372 million, excluding stock options. At closing, First Oak Brook’s stockholders will be entitled to elect to receive, in exchange for each share of First Oak Brook common stock they hold, consideration with a value equal to the sum of (1) 0.8304 multiplied by the average of the closing prices of MB Financial common stock during the five trading days ending the day before the completion of the merger and (2) $7.36, representing an aggregate consideration mix of approximately 80% MB Financial stock and 20% cash. Under the terms of the agreement, each holder of First Oak Brook common stock will be entitled to elect to receive their merger consideration in either shares of MB Financial common stock, cash, or a combination of both, subject to the limitation and proration procedures detailed in the merger agreement.

The transaction is currently expected to be completed in the fourth quarter of 2006, subject to customary closing conditions, the receipt of regulatory approvals and the approval of the stockholders of each of First Oak Brook and MB Financial. Each of the directors of First Oak Brook and MB Financial and certain executive officers of First Oak Brook have entered into voting agreements pursuant to which they have agreed to vote their shares in favor of the transaction. Attached as Exhibit 99.1 is a copy of First Oak Brook’s and MB Financial’s joint press release relating to the merger, which is incorporated herein by reference.

First Oak Brook and MB Financial will jointly host a conference call at 10:30 a.m., Chicago time, on Tuesday, May 2, 2006 to discuss the transaction. To participate in the conference call, please call 1-800-573-4840 using the passcode 92201939. A replay of the call will be available until May 8, 2006, by calling 1-888-286-8010 (passcode: 49326887). A copy of the investor presentation materials relating to the conference call is available on First Oak Brook’s website at www.firstoakbrook.com and is filed with the SEC pursuant to Rule 425 under the Securities Act of 1933, as amended.

The definitive Agreement and Plan of Merger is filed herewith as Exhibit 2.1 and is incorporated herein by reference. The Agreement is being included to provide the agreed upon terms of the transaction. It is not intended to provide other factual information about First Oak Brook or MB Financial. Such information regarding First Oak Brook can be found in other public filings it makes with the SEC, which are available without charge at www.sec.gov.

Forward Looking Information

Statements contained in or incorporated into this report that are not historical facts constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27 of the Securities Act of 1933, as amended), which involve significant risks and uncertainties. First Oak Brook intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and this statement is included for purposes of invoking these safe harbor provisions. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. We undertake no obligation to update publicly any of these statements in light of future events except as may be required in subsequent periodic reports filed with the SEC.

Item 7.01 Regulation FD Disclosure.

Attached as Exhibit 99.1, and incorporated herein by reference, is a copy of the joint press release issued by First Oak Brook and MB Financial on May 2, 2006, announcing the signing of the Agreement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
2.1
Agreement and Plan of Merger dated as of May 1, 2006 by and among MB Financial, Inc., MBFI Acquisition Corp., and First Oak Brook Bancshares, Inc. (the Agreement contains a list of exhibits which have been omitted from this filing and First Oak Brook agrees to furnish supplementally a copy of the omitted exhibits to the Commission upon request).

99.1	Press Release dated May 2, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2006	FIRST OAK BROOK BANCSHARES, INC.

	By:	/s/ Rosemarie Bouman
Rosemarie Bouman Vice President, Chief Operating Officer and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
2.1
Agreement and Plan of Merger dated as of May 1, 2006 by and among MB Financial, Inc., MBFI Acquisition Corp., and First Oak Brook Bancshares, Inc. (the Agreement contains a list of exhibits which have been omitted from this filing and First Oak Brook agrees to furnish supplementally a copy of the omitted exhibits to the Commission upon request).

99.1	Press Release dated May 2, 2006.